Exhibit 10.18
IDCENTRIX, INC. HAS CLAIMED CONFIDENTIAL
TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A
REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION

iDcentrix, Inc.
444 North Nash Street
El Segundo, CA  90245
Tel: +1(310) 321 5566    Fax: +1(310) 640)
8071

April 24, 2009

Ms. Francine Dubois
2511-A Apple Avenue
Torrance, CA 90501

Dear Francine:

This will confirm that iDcentrix, Inc. (“IDCX” or the “Company”) and you are parties to an Amended and Restated Employment Agreement dated as of November 6, 2007 (the “Agreement”).

The purpose of this letter is to amend the Agreement in certain respects; all portions of the Agreement not specifically addressed here shall remain in full force and effect in accordance with their terms.

It is hereby agreed:

1.
The Term of the Agreement shall be amended to end December 31 2009, and the Agreement shall automatically renew for additional one-year periods unless notice of termination is given by either party at least sixty (60) days prior to the end of the then-current Term.

2.
Upon mutual agreement of the parties, effective December 16, 2008 your Base Salary was temporarily reduced to $112,000 as consideration for the issuance of 94,000 stock options as more fully described in the January 9, 2009 Non-Qualified Stock Option Agreement, and effective March 1, 2009 was further reduced to approximately $2,800.00 per month. In the event that IDCX (a) has cash on-hand that exceeds all of the Company’s outstanding liabilities by at least $800,000 (as measured by account balances at month end) between today and July 1, 2009, your Base Salary shall revert to $112000 as of that date (but not retroactively); and (b) has cash on-hand that exceeds all of the Company’s liabilities by at least $800,000 (as

Exhibit 10.18
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A
REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION

measured by account balances at month end) as of June 30, 2009, your Base Salary shall revert to $140,000 effective July 1, 2009 (but not retroactively).

3.
The bonus you have earned through January 31st, 2009 (on account of the period through January 31, 2009) in the amount of $30,625 will be paid, less required withholdings, in the event that, in the future, IDCX has cash on-hand that exceeds all of the Company’s outstanding liabilities by at least $800,000 as measured by account balances at month end.

4.
Upon mutual agreement of the parties, effective March 1, 2009, you became responsible for paying all of your health insurance premiums. In the event that IDCX has cash on-hand that exceeds all of the Company’s outstanding liabilities by at least $800,000 (the “Target”) (as measured by account balances at month end), Company will resume payment for your individual health insurance premiums in accordance with past practice on the first day of the month following the month in which the Company reaches the Target.

5.
The Compensation Committee and the Board of Directors of the Company shall establish a bonus plan on account of fiscal year 2009-10 for you which shall provide for a quarterly payout target of up to $15,000 per fiscal quarter based upon objectives established by the Compensation Committee and the Board of Directors of the Company; the payout shall be established to be accrued quarterly and paid annually.

6.
None of the changes to your Agreement referenced above, nor the election by the Company to terminate your employment should it enter into “hibernation” shall be considered a trigger of IDCX’s severance obligations referred to in the Agreement.

7.	In the event that you are ever entitled to be paid accrued unused vacation pay, the calculation shall be based upon your base salary at the date of accrual.

8.
In consideration for your reduced Base Salary, and in lieu of any other bonuses to which you may be entitled, IDCX has agreed to pay you a commission (less required withholdings) of the following amounts in the event that the following sale prospects close, and the following proceeds are received by IDCX, on or before June 30, 2009 (if sales proceeds are greater or less, the same Commission Percentages shall apply):

Prospect	Gross Profit	Comm. Percentage (A)	Estimated Comm.
*	$ 87,000	11%	$9,500
*	$ 43,000	11%	$4,700
*	$ 35,000	11%	$3,800
*	$ 496,000	6%	$29,800

(A)	– The Commission Percentage is multiplied by the Gross Profit in order to determine the actual commission to be paid.

Exhibit 10.18
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A
REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION

Said commission opportunity shall apply only insofar as payment is received by IDCX on or before June 30, 2009, and shall apply only to cash actually received (that is, not for future proceeds to be received by IDCX at a later date).

If this accurately reflects our agreement, please sign the enclosed copy of this letter and return it to me.

Very truly yours,

/s/ David Fractor

David Fractor,
Chief Financial Officer

Agreed to and accepted:

/s/ Francine Dubois